UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-6740

1445 Brookville Way, Suite I, Indianapolis, Indiana 46239
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2009, White River Capital, Inc. (“White River”) entered into an employment agreement with William E. McKnight, the President and Chief Executive Officer of White River’s subsidiary, Coastal Credit, LLC (“Coastal Credit”).  Following is a description of the material terms of Mr. McKnight’s employment agreement.

Employment Agreement of William E. McKnight.  Mr. McKnight’s employment agreement is effective as of January 1, 2009, and supersedes his previous employment agreement with Coastal Credit which was effective as of September 1, 2005.  Mr. McKnight also entered into an employment agreement with Coastal Credit, White River, and First Chicago Bancorp (“First Chicago”) on June 27, 2008 in connection with the execution, on the same date, of that certain Agreement and Plan of Merger between First Chicago and White River (which we previously disclosed pursuant to our Current Report on Form 8-K filed with the SEC on July 2, 2008), but this agreement terminated as per its terms on December 31, 2008 due to the fact the merger with First Chicago was not consummated by that date.

Under his new employment agreement, Mr. McKnight is employed as the President and Chief Executive Officer of Coastal Credit and receives an annual base salary of $400,000.  The term of the employment agreement is for three years, which will be automatically extended for successive one-year periods unless written notice of non-renewal is delivered by either party at least 90 days prior to the end of the initial or renewal term.  In addition, within 30 days after the end of each calendar year during the term (or shorter period if Mr. McKnight’s employment is terminated prior to the end of the calendar year), Mr. McKnight will be paid an annual performance bonus equal to 3% of the annual consolidated normalized net pre-tax income of Coastal Credit for such calendar year (or shorter period) (the “Performance Bonus”), with a minimum Performance Bonus for 2009 of $250,000.  In connection with Mr. McKnight's employment agreement, Mr. McKnight, White River, and Coastal Credit also signed a long-term cash incentive award agreement that provides for a long-term cash incentive award based on the value of 100,000 shares of our common stock, vesting 33,333.33 shares annually and payable only in cash on January 1, 2010, 2011 and 2012, respectively.

Mr. McKnight is entitled to receive the following severance benefits if his employment is terminated by Coastal Credit other than for Cause (as defined in the agreement), or is terminated by Mr. McKnight for Good Reason (as defined in the agreement): (i) unpaid base salary through the date of termination, plus (ii) base salary for the remainder of the term of the agreement (but for not less than one year following the date of termination), plus (iii) a termination payment equal to 3% of the annual consolidated normalized net pre-tax income of Coastal Credit for the 12 full calendar months ending on the date of termination, plus (iv) full benefit plan participation for one year following the date of termination, plus (v) if the date of termination is prior to January 1, 2012, to the extent Mr. McKnight’s benefits under the long-term incentive award have not yet vested, the benefit will accelerate and fully vest.

If Mr. McKnight’s employment is terminated because of his retirement, or if Mr. McKnight elects not to renew the employment agreement at the end of its term, he will be entitled to receive (i) his unpaid base salary through the date of termination, plus (ii) the Performance Bonus due to him for the period ending on the date of termination, plus (iii) if his termination occurs prior to January 1, 2012, Mr. McKnight will receive the pro rata portion of the annual increment of his long-term cash incentive award that would otherwise vest for the year in which termination occurs, plus (iv) a $300,000 cash payment from Coastal Credit, plus (v) full benefit plan participation for one year following the date of termination.

If Mr. McKnight becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination of his employment agreement.  If his employment is terminated due to a disability or death, he (or his estate, as the case may be) will receive (i) unpaid base salary through the date of termination, plus (ii) base salary for the remainder of the term of the agreement (but for not less than one year following the date of termination), plus (iii) a termination payment equal to 3% of the annual consolidated normalized net pre-tax income of Coastal Credit for the 12 full calendar months ending on the date of termination, plus (iv) if the date of termination is prior to January 1, 2012, to the extent Mr. McKnight’s benefits under the long-term incentive award have not yet vested, the benefit will accelerate and fully vest.

For purposes of Mr. McKnight’s agreement, “Cause” is defined as engaging in a material dishonest act, willful breach of fiduciary duty, misappropriation or fraud against White River, Coastal Credit or any of their affiliates; any indictment or similar charge alleging the commission of a felony; material failure to follow Coastal Credit’s or White River’s general policies, directives or orders from White River’s Chief Executive Officer after failure to cure within 30 days of receiving written notice; intentional destruction or theft of the property of White River, Coastal Credit or any of their affiliates or falsification of their documents; breach of the non-competition and non-solicitation provisions of the employment agreement; or a material breach of any other provision of the employment agreement and failure to cure within 30 days of receiving written notice.  In addition, “Good Reason” is defined as the removal of Mr. McKnight as President or Chief Executive Officer of Coastal Credit without cause; the assignment of duties inconsistent with the position and duties contemplated by the employment agreement; a change of more than 50 miles in the geographical location at which Mr. McKnight performs his duties; a change of control of Coastal Credit or White River occurring within the 12 months preceding Mr. McKnight’s termination; any action by Coastal Credit to reduce Mr. McKnight’s total compensation below the amount provided in the employment agreement; or any material breach of the agreement by Coastal Credit and failure to cure within 30 days of receiving written notice.

Mr. McKnight is bound by noncompetition provisions that restrict him from competing with Coastal Credit, White River, or any of their affiliates for two years following the date of termination of his employment or expiration of his employment term.

A copy of Mr. McKnight’s employment agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Employment Agreement dated May 18, 2009 (to be effective as of January 1, 2009), by and among Coastal Credit, LLC, White River Capital, Inc., and William E. McKnight

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: May 22, 2009

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement dated May 18, 2009 (to be effective as of January 1, 2009), by and among Coastal Credit, LLC, White River Capital, Inc., and William E. McKnight